UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 3, 2017

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f) On February 22, 2017, Green Plains Partners  LP filed its 2016 Annual Report Form 10-K and indicated in the 2016 Executive Compensation Summary of Item 11 that amounts related to our parent’s Umbrella Short-Term Incentive Plan had not been finalized.  These amounts have since been finalized and an updated 2016 Executive Compensation Summary is shown below:

2016 Executive Compensation Summary

The following table provides certain compensation information for our Named Executive Officers (NEOs) for the years ended December 31, 2016 and 2015:

Name and principal position	Year	Salary (1)	Stock awards (1)(2)	Non-equity incentive plan comp. (3)	Total
Todd Becker, President and Chief Executive Officer	2016	$22,916	$135,312	$79,118	$237,346
	2015	11,350	-	32,428	43,778
Jerry Peters, Chief Financial Officer	2016	15,004	26,189	14,186	55,379
	2015	6,486	-	5,188	11,674
Jeffrey Briggs, Chief Operating Officer (4)	2016	15,004	26,189	16,226	57,419
	2015	-	-	-	-

(1) The amounts shown reflect compensation allocated to us from our parent for the periods presented. Per our omnibus agreement, a percentage allocation of 4.36% was applied to compensation for the full year of 2016, and a percentage allocation of 4.32% was applied to compensation for the period subsequent to the IPO for the 2015 year, or July 1, 2015, to December 31, 2015.

(2) A column for “Bonus,” which relates to discretionary cash bonuses that are not part of a short-term incentive plan has been omitted from this table because no compensation is reportable thereunder. “Stock awards” were awarded pursuant to our parent’s 2009 Equity Incentive Plan, as amended, and included as part of the compensation allocation in 2016; stock awards were not allocated in 2015.

(3) “Non-equity incentive plan compensation” amounts are paid pursuant to our parent’s Umbrella Short-Term Incentive Plan and included as part of the compensation allocation.

(4) Mr. Briggs was not a NEO in 2015; therefore, no compensation is provided for the 2015 year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2017	Green Plains Partners LP By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)